Exhibit 99.1

COMMUNITY CAPITAL CORPORATION

1402C HIGHWAY 72 WEST GREENWOOD,

SC 29649

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M36656-S80561 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

COMMUNITY CAPITAL CORPORATION

The Board of Directors recommends you vote FOR proposals 1, 2, and 3:

	For	Against	Abstain
1. **Merger Proposal.** To consider and vote upon the Agreement and Plan of Merger, dated as of March 30, 2011, by and between Park Sterling and Community Capital, as the agreement may be amended from time to time, and the transactions contemplated by that agreement, including the merger of Community Capital Corporation with and into Park Sterling Corporation.	O	O	O
2. **Advisory Vote on Golden Parachute Compensation.** To cast an advisory (nonbinding) vote to approve "golden parachute" compensation that certain Community Capital officers will receive from Community Capital and its subsidiary, CapitalBank, in connection with the merger.	O	O	O
3. **Adjournment Proposal.** To consider and vote upon a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement and the merger.	O	O	O

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Date

Signature (Joint Owners)

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement/Prospectus are available at www.proxyvote.com. M36657-S80561 REVOCABLE PROXY COMMUNITY CAPITAL CORPORATION Special Meeting of Shareholders [_____], 2011 [_____] A.M. This proxy is solicited on behalf of the Board of Directors The undersigned shareholder of Community Capital Corporation (Community Capital), having received Notice of the Special Meeting and a Proxy Statement/Prospectus, each dated [__], 2011, hereby constitutes and appoints William G. Stevens and R. Wesley Brewer, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Special Meeting of Shareholders of Community Capital to be held on [__], 2011 at [__] a.m., Eastern Daylight Time, at the offices of CapitalBank at 109 Montague Avenue, Greenwood, South Carolina, and to vote all shares of common stock of Community Capital which the undersigned would be entitled to vote if personally present at the Special Meeting, and at any adjournment or postponement thereof, provided that the proxies are authorized and directed to vote as indicated with respect to the following matters: “FOR” approval of the merger agreement and the merger, “FOR” approval of the “golden parachute” compensation and, if necessary, “FOR” approval of the adjournment or postponement of the special meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED. This proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the special meeting or any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and receipt of the Proxy Statement/Prospectus furnished in connection therewith. The undersigned also hereby ratifies all that the said attorneys and proxies may do by virtue hereof and hereby confirms that this proxy shall be valid and may be vested whether or not the shareholder’s name is signed as set forth on the reverse side or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists. Continued and to be signed on reverse side